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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-74221 of The Pantry, Inc. of our report on Lil' Champ Food Stores, Inc. (a wholly-owned subsidiary of Docks, U.S.A., Inc.) dated February 14, 1997, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Jacksonville, Florida

May 5, 1999